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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., Terry G. Westbrook or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of UtiliCorp United Inc., to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than 5,000,000 shares of Common Stock of UtiliCorp United Inc. to be issued pursuant to its Dividend Reinvestment and Common Stock Purchase Plan.

    Executed this 7th day of May, 1997.

       RICHARD C. GREEN, JR.                   AVIS G. TUCKER
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       Richard C. Green, Jr.                   Avis G. Tucker

      IRVINE O. HOCKADAY, JR.              ROBERT F. JACKSON, JR.
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      Irvine O. Hockaday, Jr.              Robert F. Jackson, Jr.

           JOHN R. BAKER                       L. PATTON KLINE
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           John R. Baker                       L. Patton Kline

                                            STANLEY O. IKENBERRY
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            Herman Cain                     Stanley O. Ikenberry

          ROBERT K. GREEN
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          Robert K. Green                       Dale J. Wolf

        TERRY G. WESTBROOK
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        Terry G. Westbrook